SENSATA TECHNOLOGIES ANNOUNCES THE ACQUISITION OF
SCHRADER INTERNATIONAL

Almelo, the Netherlands – (August 18, 2014) – Sensata Technologies Holding N.V. (NYSE: ST) announced today that its wholly owned indirect subsidiary Sensata Technologies B.V. has reached agreement to acquire the Schrader group of companies from Madison Dearborn Partners, LLC for a total enterprise value of $1.0 billion. Schrader is the global leader in tire pressure monitoring sensors (TPMS). The transaction provides TPMS and additional low pressure sensing capabilities that address large and fast growing sensing markets and adds to Sensata’s industry-leading sensing position. The transaction is subject to regulatory approval and is expected to close during the fourth quarter of 2014.

Schrader is headquartered in Denver, Colorado and has sales and engineering offices in the United States, the United Kingdom, Germany, China, Japan and South Korea. Manufacturing facilities are located in the United States, United Kingdom, France, Brazil and China. Schrader employs 2,500 people globally, including over 300 engineers. Schrader is expected to generate approximately $550 million in revenue in 2014.

Schrader pioneered TPMS for global OEMs, a safety feature now standard on all cars in North America and growing globally in Europe and Asia. Fuel economy and safety regulations in each region are driving the rapid adoption of TPMS and Schrader has obtained over 50% market share in these regions.

“The acquisition of Schrader extends Sensata’s leadership position in pressure sensing and provides further access to a rapidly growing $2 billion low pressure sensor market where the largest current opportunity is in TPMS,” said Martha Sullivan, Sensata Technologies President and Chief Executive Officer. “Additionally, Schrader’s expertise in MEMS sensing, wireless communications and ASIC design will be highly complementary; we are excited to welcome this talented team into Sensata’s global organization.”

“Today is an exciting day as we move into the next phase in the evolution of Schrader. The addition of Schrader to Sensata’s product portfolio makes sense strategically and operationally; we are aligned on our plans to continue to grow the business,” said Hugh Charvat, Schrader Chairman, President and Chief Executive Officer. “I would like to thank Madison Dearborn Partners for their partnership over the past few years. Their commitment and advice have helped us surpass our ambitious goals.”

“The purchase price represents less than a 10x multiple on estimated 2015 stand-alone EBITDA,” added Paul Vasington, Sensata Technologies Chief Financial Officer. “While we expect Schrader to be $0.13 to $0.16 dilutive to adjusted earnings per share in 2014, we expect Schrader to be $0.18 to $0.21 accretive in 2015, provide $0.50 to $0.55 of accretion after integration and debt pay-down and provide an additional $0.18 to $0.22 accretion when China ramps adoption of TPMS.”

Barclays Bank PLC and Morgan Stanley Senior Funding, Inc. have committed to provide debt financing to support the transaction. Centerview Partners acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Sensata Technologies. Barclays, Citigroup and Guggenheim Securities LLC acted as financial advisors and Kirkland & Ellis LLP acted as legal advisor to Schrader International.

Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the transaction. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 89540646. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies

Sensata Technologies is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in eleven countries. Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s web site at www.sensata.com.

About Schrader International

Schrader International is one of the leading global manufacturers of sensing and valve solutions for automotive and industrial leaders, delivering solutions that protect and perform. Schrader is a pioneer in tire pressure monitoring sensors (TPMS), a vehicle safety feature that is now standard on all cars and light trucks sold in North America and growing in use globally, and is the leading supplier of TPMS sensors, valves, tools and training worldwide. Schrader is also widely known as the inventor of the industry-standard pneumatic tire valve used on every motor vehicle in the world today. For more information, please visit Schrader’s website at http://www.schraderinternational.com

About Madison Dearborn Partners

Madison Dearborn Partners, based in Chicago, is a leading private equity investment firm in the United States. Since Madison Dearborn’s formation in 1992, the firm has raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments. Madison Dearborn invests in businesses across a broad spectrum of industries, including basic industries; business and government services; consumer; financial and transaction services; health care; and telecom, media and technology services. For more information, please visit www.mdcp.com

Non-GAAP Measures

Adjusted net income and Adjusted EBITDA are non-GAAP financial measures. The Company defines Adjusted net income as follows: Net income before costs associated with debt refinancing and other financing activities, unrealized (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring and special charges, and other costs. The

Company defines Adjusted EBITDA as follows: Net income before interest expense (net of interest income), provision for/(benefit from) income taxes, depreciation and amortization expense, costs associated with debt refinancing and other financing activities, unrealized (gain)/loss on other hedges and (gain)/loss on currency remeasurement on debt, restructuring and special charges, and other costs. The Company believes Adjusted net income and Adjusted EBITDA provide investors with helpful information with respect to the performance of the Company's operations, and management uses Adjusted net income and Adjusted EBITDA to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income and Adjusted EBITDA are not measures of liquidity.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for 2014 and future periods.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, the failure to receive, on a timely basis or otherwise, the required approvals from government and regulatory authorities in connection with the transaction, the terms of those approvals, the risk that a condition to closing contemplated by the share purchase agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of the Schrader business, the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners of the Schrader business, risks associated with: worldwide economic conditions; general conditions in the automotive industry; continued fundamental changes in the industries in which the Company operates; the Company’s ability to maintain existing relationships with customers and its exposure to industry and customer-specific demand fluctuations; pricing and other pressures from customers; resources required to integrate acquired companies; risks associated with the Company’s non-US operations; the Company's ability to attract and retain key personnel; competitive pressures in the markets in which the Company competes, which could require the Company to lower its prices or result in reduced demand for its products; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

Contact:

Investors:	News Media:
Jacob Sayer	Linda Megathlin
+1 (508) 236-3800	+1 (508) 236-1761
investors@sensata.com	lmegathlin@sensata.com